UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2026

Welltower Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4500 Dorr Street, Toledo, Ohio
43615
(Address of principal executive offices)
Registrant's telephone number, including area code: (419) 247-2800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.
Fellowship Grant Prospectus Supplement
On October 27, 2026, Welltower Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Fellowship Grant Prospectus Supplement”) to the base prospectus dated March 28, 2025 (the “Base Prospectus”) included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-286204) (the “Registration Statement”). The Fellowship Grant Prospectus Supplement and the related prospectus relate to the registration and possible issuance, from time to time, of up to 166,666 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to our operating partners pursuant to the vesting and settlement of equity-linked interests granted under the Welltower Fellowship Grant, established to honor the memory of Charles T. Munger (the “Fellowship Grant”). The Company may only issue these shares if the applicable eligibility, service and performance conditions under the Fellowship Grant are satisfied.
Silver Quebec LP Unit Prospectus Supplement
On October 27, 2026, the Company filed with the SEC another prospectus supplement (the “LP Prospectus Supplement) to the Base Prospectus. The LP Prospectus Supplement and the related prospectus relate to the registration and possible issuance of up to 334,938 shares (the “LP Shares”) of Common Stock that may be issued from time to time if, and to the extent that, certain holders of Class B LP Units of HCN Canadian Investment (Silver Quebec) LP, an Ontario limited partnership, present them for exchange or if the Class B LP Units are otherwise required to be exchanged in accordance with their terms.
Registration of the LP Shares as provided in the LP Prospectus Supplement does not necessarily mean that any of the holders of LP Units will exercise their exchange rights with respect to the LP Units.
Welltower OP Unit Prospectus Supplement
On October 27, 2026, the Company filed with the SEC another prospectus supplement (the “OP Prospectus Supplement”) to the Base Prospectus. The OP Prospectus Supplement and the related prospectus relate to the registration and possible issuance of up to 1,146,886 shares (the “OP Shares”) of Common Stock that may be issued from time to time if, and to the extent that, certain holders of Class A common units (the “OP Units”) of Welltower OP LLC, a Delaware limited liability company (“Welltower OP”), tender such OP Units for redemption.
Registration of the OP Shares as provided in the OP Prospectus Supplement does not necessarily mean that any of the holders of OP Units will exercise their redemption rights with respect to the OP Units.
The Company is filing this Current Report on Form 8-K to provide legal and tax opinions of its counsel, Gibson, Dunn & Crutcher LLP, which opinions are attached hereto as Exhibits 5.1, 5.2, 5.3, 8.1, 8.2 and 8.3 and are incorporated by reference herein and in the Registration Statement.
Item 9.01        Financial Statements and Exhibits.
(d) Exhibits.

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the Fellowship Grant Shares.
5.2	Opinion of Gibson, Dunn & Crutcher LLP regarding the LP Shares.
5.3	Opinion of Gibson, Dunn & Crutcher LLP regarding the OP Shares.
8.1	Tax Opinion of Gibson, Dunn & Crutcher LLP regarding the Fellowship Grant Shares.
8.2	Tax Opinion of Gibson, Dunn & Crutcher LLP regarding the LP Shares.
8.3	Tax Opinion of Gibson, Dunn & Crutcher LLP regarding the OP Shares.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.1, 5.2, 5.3, 8.1, 8.2 and 8.3 hereto).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Chief Legal Officer, General Counsel and Corporate Secretary
Date: October 27, 2026